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[LETTERHEAD OF SCHERING CORPORATION]
                                                                 April 29, 1999

Mr. Randall E. Woods
President and Chief Executive Officer
Corvas International, Inc.
3030 Science Park Road
San Diego, California 92121
                                     ***Text Omitted and Filed Separately
                                          Confidential Treatment Requested
                                          Under 17 C.F.R. section 200.80 (b)(4),
                                          200.83 and 200.24b-2

RE:      HCV Research Program

Dear Mr. Woods:

         This is in reference to the License and Collaboration Agreement by and between Corvas International, Inc. (hereinafter "Corvas") and Schering Corporation and Schering-Plough Ltd. (hereinafter collectively called "Schering"), effective as of June 11, 1997 (the "Agreement").
         This Letter of Agreement serves to set forth the terms under which the parties have agreed to extend the Research Program Term pursuant to Section 2.8 for a second one (1) year extension (the "2nd Extension Year"). The Research Program Term will therefore expire three (3) years from the Effective Date of the Agreement.
         In accordance with Section 2.3 of the Agreement, it is agreed that Schering will provide research funding to support [***] FTEs at the rate of [***] per FTE during the 2nd Extension Year. The total of Schering's research funding obligation under the Agreement during the Extension Year is therefore [***], which obligation shall be equally apportioned between Schering Corporation and Schering-Plough Ltd., and shall be payable in four quarterly installments due on the first business day of each calendar quarter during the Extension Year (i.e., on July 1, 1999, October 1, 1999, January 1, 2000, and April 1, 2000).
         Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.
         We at Schering look forward to continued success in our collaborative research efforts under the Agreement.




*** CONFIDENTIAL TREATMENT REQUESTED


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Mr. Randall E. Woods                                              April 29, 1999


         Please indicate your acceptance and agreement to the provisions set forth in this Letter of Agreement by signing below on behalf of Corvas and returning one signed original to Schering.

        Very truly yours,

                            LEGAL REVIEW                        LEGAL REVIEW
        Schering Corporation                Schering-Plough Ltd.


        /s/ DAVID POORVIN, PH.D.            /s/ DAVID POORVIN, PH.D.
        -------------------------           --------------------------
        David Poorvin, Ph.D.                David Poorvin, Ph.D.
        Vice President                      Prokurist


Acknowledged and Agreed to

Corvas International, Inc.

By:  /s/ RANDALL E. WOODS
    -------------------------------------
    Randall E. Woods
    President and Chief Executive Officer
Date:  May 3, 1999
      ------------

cc:      Jonathan Spicehandler, M.D.
         Cecil B. Pickett, Ph.D.
         Ashit K. Ganguly, Ph.D.
         Corporate Secretary, Corvas International
         L. Kay Chandler, Esq., Cooley Godward LLP